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                                                                   EXHIBIT 23.02











We consent to the inclusion in this registration statement on Form S-1 of our report dated January 22, 1999, except as to Note 12 for which the date is February 9, 1999 and April 22, 1999, on our audits of the financial statements and financial statement schedules of Quokka Sports, Inc. We also consent to the references to our firm under the caption "Experts."



/s/ PricewaterhouseCoopers
--------------------------
PricewaterhouseCoopers LLP
San Francisco, California
April 22, 1999